Exhibit 10.4
ELEVENTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN
AND SECURITY AGREEMENT

This Eleventh Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made this 25th day of November, 2019 by and among iMedia Brands, Inc. (f/k/a EVINE Live Inc.), a Minnesota corporation; ValueVision Interactive, Inc., a Minnesota corporation; VVI Fulfillment Center, Inc., a Minnesota corporation; ValueVision Media Acquisitions, Inc., a Delaware corporation; ValueVision Retail, Inc., a Delaware corporation, Norwell Television, LLC, a Delaware limited liability company and PW Acquisition Company, LLC, a Minnesota limited liability company (each a “Borrower”, and collectively “Borrowers”); the financial institutions which are now or which hereafter become a party thereto as lenders (the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
BACKGROUND
A.    On February 9, 2012, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit, Term Loan and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.     The Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.Amendment. Upon the Effective Date, the Loan Agreement shall be amended as follows:

(a)Section 1.2 of the Loan Agreement shall be amended by deleting the following definitions in their entirety and replacing them as follows:

“Applicable Margin” shall mean (a) until the first Initial Adjustment Date, an amount equal to the amount set forth in Level III in the chart below, (b) upon receipt of the quarterly financial statements of Borrowers on a Consolidated Basis and related Compliance Certificate required under Section 9.8 for the fiscal quarter ending on or about October 31, 2020, the Applicable Margin for each type of Advance under the Term Loan shall be adjusted as of November 1, 2020 (the “Initial Adjustment Dates”), if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the TTM Leverage Ratio for the respective trailing four quarter period ending on the last day of the most recently completed fiscal quarter prior to the Initial Adjustment Date and (c) thereafter, beginning with the fiscal year ending on or about January 31, 2021, upon receipt of the annual financial statements of Borrowers on a Consolidated Basis and related Compliance Certificate required under Section 9.7 for the most recently ended fiscal year, the Applicable Margin for each type of Advance under the Term Loan shall be adjusted as of May 1 of each year (the “Adjustment Date”), if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the TTM Leverage Ratio for the trailing four quarter period ending on the last day of the most recently completed fiscal year prior to the applicable Adjustment Date:

	TTM Leverage Ratio	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS
		Term Loan	Term Loan
Level I	Less than 3.00	4.0%	5.0%
Level II	Greater than or equal to 3.00 but less than 4.00	4.5%	5.5%
Level III	Greater than or equal to 4.00	5.0%	6.0%

If Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Sections 9.7 or 9.8, as applicable, by the dates required pursuant to such section, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the TTM Leverage Ratio reflected in such statements. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default and during the continuance thereof, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be cured or waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the TTM Leverage Ratio reflected on the most recently delivered financial statements and Compliance Certificate delivered by Borrowers to

Agent pursuant to Section 9.7 or 9.8, as applicable. Any increase in interest rates payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Section 9.7 or 9.8) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof.
If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers on a Consolidated Basis or for any other reason, Agent determines that (a) the TTM Leverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the TTM Leverage Ratio for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the TTM Leverage Ratio would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances under the Term Loan for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the TTM Leverage Ratio would have resulted in a lower interest rate for such period, then the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively decreased by, and Agent and Lenders shall apply a credit to Borrowers’ account in an amount equal to the excess of the amount of interest that was actually paid for such period over the amount of interest that should have been paid for such period; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the TTM Leverage Ratio would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.

“Revolving Applicable Margin” shall mean (a) until the first Initial Revolving Adjustment Date, an amount equal to the amount set forth in Level III in the chart below, (b) upon receipt of the quarterly financial statements of Borrowers on a Consolidated Basis and related Compliance Certificate required under Section 9.8 for the fiscal quarter ending on or about October 31, 2020 the

Applicable Margin for each type of Advance under the Revolving Loan shall be adjusted as of November 1, 2020 (the “Initial Revolving Adjustment Date”), if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the TTM Leverage Ratio for the respective trailing four quarter period ending on the last day of the most recently completed fiscal quarter prior to the Initial Revolving Adjustment Date and (c) thereafter, beginning with the fiscal year ending on or about January 31, 2021, on and after the first Revolving Adjustment Date, upon receipt of the financial statements of Borrowers on a Consolidated Basis and related Compliance Certificate required under Section 9.7 or 9.8, as applicable, for the fiscal quarters or fiscal years, as applicable, ending on or about January 31 and July 31 of each year, the Revolving Applicable Margin for each type of Revolving Advance shall be adjusted (i) as of May 1 of each year in connection with the financial statements delivered for the fiscal year ending January 31 and (ii) as of November 1 of each year in connection with the financial statements delivered for the fiscal quarter ending July 31 (as applicable, the “Revolving Adjustment Date”), if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the TTM Leverage Ratio for the trailing four quarter period ending on the last day of the fiscal year end or July fiscal quarter prior to the applicable Revolving Adjustment Date:

	TTM Leverage Ratio	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS
		Revolving Advances	Revolving Advances
Level I	Less than 3.00	2.0%	3%
Level II	Greater than or equal to 3.00 but less than 4.00	2.75%	3.75%
Level III	Greater than or equal to 4.00	3.50%	4.5%

If Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Section 9.7 or 9.8, as applicable, by the date required pursuant to such section, each Revolving Applicable Margin shall be conclusively presumed to equal the highest Revolving Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the TTM Leverage Ratio reflected in such statements. Notwithstanding anything to the contrary contained herein, Agent shall have the right upon the occurrence of any Event of Default and during the continuance thereof, to increase each Revolving Applicable Margin to equal the highest Revolving Applicable Margin specified in the pricing table set forth above and shall continue at such highest Revolving Applicable

Margin until the date (if any) on which such Event of Default shall be cured or waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the TTM Leverage Ratio reflected on the most recently delivered financial statements and Compliance Certificate delivered by Borrowers to Agent pursuant to Section 9.7 or 9.8, as applicable. Any increase in interest rates payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Section 9.7 or 9.8, as applicable) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof.
If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers on a Consolidated Basis or for any other reason, Agent determines that (a) the TTM Leverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the TTM Leverage Ratio for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the TTM Leverage Ratio would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Revolving Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the TTM Leverage Ratio would have resulted in a lower interest rate for such period, then the interest accrued on the applicable outstanding Revolving Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively decreased by, and Agent and Lenders shall apply a credit to Borrowers’ account in an amount equal to the excess of the amount of interest that was actually paid for such period over the amount of interest that should have been paid for such period; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the TTM Leverage Ratio would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.

2.Representations and Warranties. Each of the Borrowers hereby:
(a)    reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to any updated schedules all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);
(b)    reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers and Guarantor to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;
(c)    represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;
(d)    represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and
(e)    represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.
3.Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the occurrence of the following conditions precedent, each in form and substance satisfactory to Agent (the “Effective Date”):

(a) Agent’s receipt of this Amendment fully executed by the Borrowers;

(b)Agent’s receipt of such other documents as Agent or counsel to Agent may reasonably request.

4.Further Assurances. Each of the Borrowers hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7.Miscellaneous.

(a)Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	iMEDIA BRANDS, INC. (f/k/a EVINE LIVE INC.)

	By:	/s/ TIMOTHY PETERMAN
	Name:	Timothy Peterman
	Title:	Chief Executive Officer

VALUEVISION INTERACTIVE, INC.

	By:	/s/ JAMES SPOLAR
	Name:	James Spolar
	Title:	Senior Vice President, General Counsel and Secretary

VVI FULFILLMENT CENTER, INC.

	By:	/s/ JAMES SPOLAR
	Name:	James Spolar
	Title:	Senior Vice President, General Counsel and Secretary

VALUEVISION MEDIA ACQUISITIONS, INC.

	By:	/s/ JAMES SPOLAR
	Name:	James Spolar
	Title:	Senior Vice President, General Counsel and Secretary

VALUEVISION RETAIL, INC.

	By:	/s/ JAMES SPOLAR
	Name:	James Spolar
	Title:	Senior Vice President, General Counsel and Secretary

NORWELL TELEVISION, LLC

	By:	/s/ JAMES SPOLAR
	Name:	James Spolar
	Title:	Senior Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO REVOLVING CREDIT, TERM
LOAN AND SECURITY AGREEMENT]

PW ACQUISITION COMPANY LLC

By:	/s/ JAMES SPOLAR
Name:	James Spolar
Title:	Senior Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO REVOLVING CREDIT, TERM
LOAN AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as Lender and Agent

By:	/s/ SHERRY WINICK
Sherry Winick, Vice President

Revolving Commitment Percentage: 77.0%
Term Loan Commitment Percentage: 77.0%

CIBC BANK USA f/k/a THE PRIVATEBANK AND TRUST COMPANY, as Lender

By:	/s/ RICHARD PIERCE
Name:	Richard Pierce
Title:	Managing Director

Revolving Commitment Percentage: 23.0%
Term Loan Commitment Percentage: 23.0%

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO REVOLVING CREDIT, TERM
LOAN AND SECURITY AGREEMENT]